UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2010

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24663 Mound Road
Warren, MI  48091
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

586-486-5308

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 7.01 Regulation FD Disclosure

The term sheets for an additional $2.4 million investment expired on November 30, 2010 because we were unable to satisfy two conditions for the investment - reaching an agreement with:  1) Rich Stromback for the acquisition of 8 million of his shares, forgiveness of debt, and a voting agreement, and 2) one of our note holders to convert his debt to equity.

On December 7, 2010, John Salpietra notified us that we are in default due to non-payment of his promissory note.  The principal amount of the note is $600,000 and its due date was December 4, 2010.  Mr. Salpietra has requested that he retain all of the secured collateral in full satisfaction of the note under MCLA 440.9620.  The secured collateral is all of our intellectual property.

Additional information concerning our promissory note issued to Mr. Salpietra is contained in our Current Reports filed with the Commission on May 17, 2010, October 18, 2010 and November 17, 2010 and are incorporated herein.  Additional information concerning the proposed $2.4 million investment is contained in our Current Reports filed with the Commission on October 18, 2010, November 17, 2010 and December 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE:  December 8, 2010                                                   By:/s/ Daniel V. Iannotti
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Daniel V. Iannotti
Vice President, General Counsel and
Secretary